UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2017
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Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
887 Great Northern Way, Suite 250, Vancouver, B.C.
Canada, V5T 4T5
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Registrant’s name or former address, if change since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Dr. Mark Corrigan

On March 30, 2017, the Board of Directors (the “Board”) of Novelion Therapeutics Inc. (the “Company”) increased the number of directors of the Board from ten to eleven and appointed Mark H.N. Corrigan, M.D. to serve as a director. As with the Company’s other directors, Dr. Corrigan’s current term will expire at the Company’s 2017 Annual General Meeting of Shareholders. The Board has also appointed Dr. Corrigan to serve as a member of the Compliance Committee.

Dr. Corrigan, 59, currently serves on the board of directors of Cardiome Pharma Corp. (a public cardiovascular therapeutics company) and the supervisory board of Nabriva Therapeutics AG (a public biopharmaceutical company). From 2015 to March 2017, Dr. Corrigan served as a director of CoLucid Pharmaceuticals, Inc. (a public biopharmaceutical company), prior to its acquisition by Eli Lilly and Company. From 2014 to 2016, Dr. Corrigan served as chairman of the board of directors of EPIRUS Biopharmaceuticals, Inc. (“EPIRUS”). Prior to that, Dr. Corrigan served as President and Chief Executive Officer of Zalicus Inc. (“Zalicus”), from January 2010 until the completion of Zalicus’ merger with EPIRUS in July 2014. From 2013 to 2015, Dr. Corrigan served on the board of directors of Avanir Pharmaceuticals, Inc. (acquired by Otsuka Pharmaceuticals Co., Ltd.), a publicly traded company, chairing the Scientific Committee, and serving on the Nominating and Corporate Governance Committee. From 2008 to 2015, Dr. Corrigan served on the board of directors of Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.), a publicly traded biopharmaceutical company, serving on the Audit Committee and the Nominating and Governance Committee and chairing the Scientific Affairs Committee. From 2003 to 2009, Dr. Corrigan was Executive Vice President, Research & Development of Sepracor, Inc. (now Sunovion Pharmaceuticals Inc.) (“Sunovion”). Prior to joining Sunovion, Dr. Corrigan spent 10 years with Pharmacia & Upjohn, Inc., most recently as Group Vice President of Global Clinical Research and Experimental Medicine. Dr. Corrigan spent five years in academic research at the University of North Carolina Medical School, focusing on psychoneuroendocrinology, before joining the pharmaceutical industry. Dr. Corrigan holds a B.A. and an M.D. from the University of Virginia and received specialty training in psychiatry at Maine Medical Center and Cornell University.

There is no arrangement or understanding pursuant to which Dr. Corrigan was elected as a director, and there are no related party transactions between the Company and Dr. Corrigan required to be disclosed under Item 404(a) of Regulation S-K. Dr. Corrigan will participate in the standard compensation plan for non-employee directors, under which he will be eligible to receive a $40,000 annual retainer (which will be prorated for 2017) for his service as a director and a $10,000 annual retainer for his service as a member of the Compliance Committee. In addition, Dr. Corrigan will be eligible for stock option and other equity awards as a non-employee director, as approved by the Board, upon the recommendation of the Compensation Committee of the Board. In connection with his appointment, Dr. Corrigan received a stock option to purchase 9,600 of the Company’s common shares, which will vest in equal monthly installments over 36 months, beginning one month after the grant date. A copy of the press release announcing Dr. Corrigan’s appointment is attached as Exhibit 99.1.

On March 30, 2017, Sandford Smith resigned from his position as Vice Chairman of the Board of the Company.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  March 31, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 31, 2017.